As filed with the U.S. Securities and Exchange Commission on July 7, 2025

Registration Statement No. 333-272028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

Amendment No. 1 to

Post Effective Amendment No. 2

To

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

FOREMOST CLEAN ENERGY LTD.

(Exact name of registrant as specified in its charter)

British Columbia	1099	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Jason Barnard

Tel: (604) 330-8067

750 West Pender Street, Suite 250

Vancouver, British Columbia

V7Y 1K3 Canada
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, N.Y. 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Anthony W. Epps Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 (303) 352-1109

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.† ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 18, 2023, Foremost Clean Energy Ltd. (the “Company”) filed a registration statement on Form F-1 (File No. 333-272028) (as amended, the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 21, 2023. On August 9, 2024, the Company filed Post- Effective Amendments No. 1 to the Registration Statement (i) to include the Company’s consolidated financial statements for the periods required by Item 8.A of Form 20-F and (ii) to make certain other updates, Post-Effective Amendment No. 1 to the Registration State was declared effective on August 20, 2024. This Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 is being filed by the Company to (i) to include the Company’s consolidated financial statements for the periods required by Item 8.A of Form 20-F and (ii) to make certain other updates. The information included in this Post-Effective Amendment No. 2 updates the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 7, 2025

PRELIMINARY PROSPECTUS

800,000 Common Share Units, Each Consisting of a Common Share and a Common Share Purchase Warrant

Foremost Clean Energy Ltd.

This is a firm commitment public offering of common shares of Foremost Lithium Resource & Technology Ltd. We are offering 800,000 common shares, and warrants (the “Common Share Purchase Warrants”) to purchase 800,000 common shares pursuant to this prospectus. Each whole Common Share Purchase Warrant is exercisable to purchase one common share at an exercise price of US$6.25, representing 125% of the public offering price of one common share unit, will be exercisable upon issuance and will expire five years from the date of issuance. The common shares and Common Share Purchase Warrants will be issued and sold to purchasers in the ratio of one-to-one. This prospectus also relates to the offering of the common shares issuable upon exercise of Common Share Purchase Warrants.

We are also offering to certain purchasers whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”), in lieu of common shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares. Each Pre-Funded Warrant will be exercisable for one common share. The exercise price of each Pre-Funded Warrants will be US$0.01 per common share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the common shares issuable upon exercise of any Pre-Funded Warrants sold in this offering.

The common shares and the accompanying Common Share Purchase Warrants will be sold in units (each, a “Common Share Unit”) and the pre-funded warrants and the accompanying Common Share Purchase Warrants will be sold in units (each, a “Pre-Funded Warrant Unit” and, together with the common share units, the “Units”), with each Common Share Unit consisting of one common share and one Common Share Purchase Warrant to purchase one common share and each Pre-Funded Warrant Unit consisting of one pre-funded warrant and one Common Share Purchase Warrant to purchase one common share. For each Pre-Funded Warrant Unit we sell, the number of Common Share Units we are offering will be decreased on a one-for-one basis. The common shares, Pre-Funded Warrants, and Common Share Purchase Warrants will be immediately separable on issuance.

The public offering price for the Common Share Units offered pursuant to this prospectus is US$5.00 per Common Share Unit. The purchase price of each Pre-Funded Warrant Unit will be equal to the price at which each Common Share Unit is sold to the public in this offering, minus US$0.01, and the exercise price of each Pre-Funded Warrant will be US$0.01 per common share.

Our common shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “FMST” and our Common Share Purchase Warrants are listed on Nasdaq under the symbol “FMSTW”. Our common shares are also currently listed for trading under the symbol “FAT” on the Canadian Securities Exchange (the “CSE”). On July 2, 2025, the closing price of our common shares on Nasdaq was US$3.36 and $4.58 on the CSE. The trading price of our common shares has been, and may continue to be, subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described in “Risk Factors.”

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our common shares. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share Unit		Total
Public offering price	US$	5.00	US$	4,000,000
Underwriting discounts (7.15%)(1)	US$	0.3575	US$	286,000
Proceeds to us, before expenses(2)	US$	4.64250	US$	3,714,000

(1)	Underwriting discounts do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 135 for additional information regarding underwriters’ compensation.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Common Share Purchase Warrants or the Pre-Funded Warrants being issued in this offering.

We have granted a 45-day option to the representative of the underwriters to purchase up to additional Common Share Units or Pre-Funded Warrant Units representing fifteen percent (15%) of the Units sold in the offering, solely to cover over-allotments, if any.

ThinkEquity

The date of this Prospectus is                         , 2025.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form F-1 that we filed with the United States Securities and Exchange Commission (the “SEC”). You should read this Prospectus, including the documents incorporated by reference, and the related registration statement carefully. This Prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus, including the documents incorporated by reference. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus, including the documents incorporated by reference is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus or any sale of a Security.

Except as otherwise indicated, references in this Prospectus to “Foremost,” “Company,” “we,” “us” and “our” refer to Foremost Clean Energy Ltd. and its consolidated subsidiaries.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors (the “Board”), officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Market, Industry and Other Data

This Prospectus, and the documents incorporated by reference herein, contain estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements”.

Trademarks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Prospectus, and the documents incorporated by reference, also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this Prospectus, and the documents incorporated by reference, may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Financial Information and Currency

Unless otherwise indicated, all references in this Prospectus, and the documents incorporated by reference herein, to “dollars” or “CAD” or “$” are to Canadian dollars and all references to “USD” or “US$” are to United States dollars.

Exchange Rates

The following tables set forth the annual average exchange rates for the years ended March 31, 2025, March 31, 2024 and March 31, 2023, and the monthly average exchange rates for each month during the previous twelve months, as supplied by the Bank of Canada. These exchange rates are expressed as one United States dollar converted into Canadian dollars.

Period	Average
Year Ended March 31, 2025	1.3913
Year Ended March 31, 2024	1.3487
Year Ended March 31, 2023	1.3230

Month Ended	Average
April 30, 2025	1.3988
May 31, 2025	1.3853
June 30, 2025	1.3670

The daily average exchange rate on July 2, 2025 as reported by the Bank of Canada for the conversion of USD into CAD was US$1.00 equals CAD$1.3622.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain “forward-looking statements” and “forward-looking information” within the meaning of United States and Canadian securities laws (collectively, “forward-looking statements”). Such forward-looking statements include, but are not limited to, information with respect to our objectives and our strategies to achieve these objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. These forward-looking statements may be identified by the use of terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking statements contain these terms and phrases. Forward-looking statements are provided for the purposes of assisting the reader in understanding us, our business, operations, prospects and risks at a point in time in the context of historical and possible future developments and therefore the reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking statements relating to us include, among other things, statements relating to:

●	our goals and strategies;

●	expectations regarding revenue, expenses and operations;

●	our having sufficient working capital and be able to secure additional funding necessary for the continued exploration of our property interests;

●	expectations regarding the potential mineralization, geological merit and economic feasibility of our projects;

●	expectations regarding exploration results at the Lithium Lane Properties and the Athabasca Uranium Properties;

●	mineral exploration and exploration program cost estimates;

●	expectations regarding any environmental issues that may affect planned or future exploration programs and the potential impact of complying with existing and proposed environmental laws and regulations;

●	receipt and timing of exploration permits and other third-party approvals;

●	government regulation of mineral exploration and development operations;

●	expectations regarding any social or local community issues that may affected planned or future exploration and development programs;

●	key personnel continuing their employment with us; and

●	our geographically diverse management.

Although the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking statements. Certain assumptions were made in preparing the forward-looking statements concerning availability of capital resources, business performance, market conditions and customer demand.

Consequently, all of the forward-looking statements contained herein or incorporated by reference are qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking statements contained herein or incorporated by reference are provided as of the date hereof or the date of the document incorporated by reference, and we do not undertake to update or amend such forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should carefully read this entire prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference herein carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and our financial statements before making an investment decision.

Overview

Foremost Clean Energy Ltd. (formerly Foremost Lithium Resource & Technology Ltd.) was incorporated under the British Columbia Business Corporations Act (the “BCBCA”) and the laws of the Province of British Columbia as FAR Resources Ltd. on July 7, 2005 (Number: BC0729352). We changed our name to Foremost Lithium Resource & Technology Ltd. on January 4, 2022, and later changed our name to Foremost Clean Energy Ltd. on September 30, 2024. We had held certain underlying royalties, a 100% ownership and option interest in certain claims in the Winston Gold and Silver Property located in Sierra County, New Mexico, USA (the “Winston Property”) within a previous wholly-owned subsidiary, Sierra Gold & Silver Ltd. (“Sierra”). On July 19, 2024, Rio Grande Resource Ltd. (“Rio Grande”) was incorporated under the laws of British Columbia solely for the purpose to effect the Arrangement. As part of a Plan of Arrangement (the “Arrangement”) under British Columbia law, Foremost transferred to Rio Grande all of the issued and outstanding shares of Sierra, resulting in the Winston Property being wholly-owned by Rio Grande, and Sierra becoming a subsidiary of Rio Grande. The Arrangement was completed on January 31, 2025.

Our registered office address is 750 West Pender Street, Suite 250 Vancouver, British Columbia, Canada V7Y 1K3. Our company email address is info@foremostcleanenergy.com. Our telephone number is (604) 330-8067. Our principal website address is http://www.foremostcleanenergy.com. We do not incorporate the information contained on, or accessible through, Foremost’s website into this registration statement, and you should not consider it a part of this registration statement.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, N.Y. 10168.

Our Business Focus

Our focus and mission is to continue active exploration and development on our promising, yet underdeveloped fertile clean energy land package located in Canada. Our objective is to make significant discoveries of uranium and lithium through systematic exploration programs, particularly within the Athabasca Basin and in Manitoba and Quebec. This focus on uranium and lithium aims to support the clean energy transition by providing critical materials for nuclear power and battery technology. As the demand for carbon-free energy continues to accelerate, domestically mined uranium and lithium are poised for dynamic growth, playing an important role in the clean energy mix of the future.

Our uranium projects, located in northern Athabasca Basin in Saskatchewan, Canada includes properties that host high-grade mineralization alongside or within historical high-grade uranium deposits, as well as greenfield, near virgin territories with major upside potential. These properties are at different stages of exploration, from grassroots to those with significant historical exploration and drill-ready targets. Our Lithium Lane Properties are located in the mining friendly Canadian province of Manitoba near access to the Hudson Bay Railway and the Port of Churchill. With access to renewable energy produced in Manitoba, we aim to supply lithium processed exclusively with the benefit of power produced from fully sustainable, local sources and are commitment to the environment, corporate social responsibility, and sustainability.

Our Status as an “Emerging Growth Company”

We are an “emerging growth company” as defined in Section 3(a) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of equity securities pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”); (c) the date on which we have, during the previous 3-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b-2. We expect to continue to be an emerging growth company for the immediate future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that are neither an “accelerated filer” or a “large accelerated filer” (as those terms are defined in Exchange Act Rule 12b-2), an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report on management’s assessment of internal controls over financial reporting in its annual reports filed under the Exchange Act, even if we were to qualify as an “accelerated filer” or a “large accelerated filer”. In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

Our Status as a “Foreign Private Issuer”

We are considered a “foreign private issuer” pursuant to Rule 405 promulgated under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. For as long as we are a “foreign private issuer” we intend to file our annual financial statements on Form 20-F and furnish our quarterly financial statements on Form 6-K to the SEC for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act. However, the information we file or furnish may not be the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for United States domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are United States citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. If we lose our “foreign private issuer status” we would be required to comply with Exchange Act reporting and other requirements applicable to United States domestic issuers, which are more detailed and extensive than the requirement for foreign private issuers.

THE OFFERING

Shares offered	800,000 common shares.

Pre-Funded Warrants offered by us	We are also offering to certain purchasers whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants, in lieu of common shares that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares. Each Pre-Funded Warrant are exercisable for one common share. The purchase price of each Pre-Funded Warrant equals the price at which the common shares are being sold to the public in this offering, minus US$0.01, and the exercise price of each Pre-Funded Warrant is US$0.01 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the common shares issuable upon exercise of any Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant we sell, the number of common shares we are offering will be decreased on a one-for-one basis. For additional information, see “Description of Share Capital - Pre-Funded Warrants to be Issued as Part of this Offering” on page of 116 this prospectus.

Common Share Purchase Warrants offered by us	Common Share Purchase Warrants to purchase an aggregate of 800,000 common shares. Each Common Share Purchase Warrant has an exercise price of US$6.25 per share (representing 125% of the public offering price per Common Share Unit), is immediately exercisable and will expire on the fifth anniversary of the original issuance date. The common shares and Pre-Funded Warrants, and the Common Share Purchase Warrants were issued separately and were immediately separable upon issuance. This prospectus also relates to the offering of the common shares issuable upon exercise of the Common Share Purchase Warrants. For additional information, see “Description of Share Capital — Common Share Purchase Warrants to be Issued as Part of this Offering” on page 116 of this prospectus.

Common shares outstanding	11,956,284 common shares as of June 12, 2025.

Over-allotment option

We have granted to the underwriters a 45-day option to purchase from us up to an additional 120,000 Common Share Units and/or Pre-Funded Warrant Units, representing 15% of the units sold in this offering.

The over-allotment option purchase price to be paid per additional Common Share Unit or Pre-Funded Warrant Unit by the underwriter shall be equal to the public offering price of one Common Share Unit or one Pre-Funded Warrant Unit, as applicable, less the underwriting discount.

The underwriters did not exercise their over-allotment option.

Common Share Units	The common shares and accompanying Common Share Purchase Warrants were sold in Common Share Units, with each Common Share Unit consisting of one common share and one Common Share Purchase Warrant to purchase one common share. Each common share unit will be sold at a public offering price of US$5.00 per Common Share Unit. The securities offered as part of the Common Share Units were separable immediately upon issuance.

Pre-Funded Warrant Units	The Pre-Funded Warrants and accompanying Common Share Purchase Warrants were sold in Pre-Funded Warrant Units, with each Pre-Funded Warrant Units consisting of one Pre-Funded Warrant and one Common Share Purchase Warrant to purchase one common share. The purchase price of each Pre-Funded Warrant Unit equals the price at which a Common Share Unit is being sold to the public in this offering, minus US$0.01. The Pre-Funded Warrant Units were separable immediately upon issuance. For each Pre-Funded Warrant Unit we sell, the number of Common Share Units we are offering will be decreased on a one-for-one basis.

Use of proceeds

We received net proceeds of approximately US$2.8 million from this offering after deducting estimated underwriting discounts and offering expenses payable by us.

A significant portion of the net proceeds was used to conduct exploration activities to further define and develop quality targets on our Lithium Lane Properties for future drill programs with the ultimate goal of expanding the amount of S-K 1300 compliant resource. See “Use of Proceeds” for more information on the use of proceeds.

Risk factors	Investing in our securities involves a high degree of risk and purchasers of our common shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our securities.

Lock-up	We, all of our directors and officers, and holders of 5% or greater of our common shares, agreed with the underwriters, subject to certain exceptions, not to offer, pledge, sell, transfer or dispose of, directly or indirectly, any of our common shares or securities convertible into or exercisable or exchangeable for our common shares for a period of (i) three months from the commencement of the sale of this offering in the case of our company, (ii) six months from the commencement of the sale of this offering in the case of our directors and officers (except for one director, who has agreed for a period of three (3) months), and (iii) three months from the commencement of the sale of this offering in the case of holders of 5% or greater of our common shares. See “Underwriting” for more information.

Trading market and symbol

Our common shares and Common Share Purchase Warrants are trading under the symbol “FMST” and “FMSTW”, respectively on the Nasdaq Capital Market.

We do not intend to apply for the listing of the Common Share Units, Pre-Funded Warrant Units or Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. We are incorporating by reference in this prospectus the documents listed below:

a)	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on June 20, 2025; and

b)	the description of our Common Shares contained in our Registration Statement on Form F-1 (File No. 333-272028), filed with the SEC on May 18, 2023.

Copies of the documents incorporated herein by reference may be obtained on written or oral request including by beneficial holders without charge from Foremost Clean Energy Ltd., at 750 West Pender Street, Suite 250 Vancouver, British Columbia Canada V7Y 1K3 Canada, telephone: (604) 330-8067 or by accessing the disclosure documents through the internet on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System at www.sec.gov/edgar or our website at https://foremostcleanenergy.com/.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities. You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 20-F for the fiscal year ended March 31, 2025 and the other information contained in this Prospectus, and the documents incorporated by reference thereinbefore purchasing any of our Securities.

Risks Related to the Offering

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future as we anticipate that all cash will be used to grow our business. Therefore, holders of our common shares will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common shares could be negatively affected.

Any trading market for our common shares may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common shares could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our shares, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common shares could be negatively affected.

The sale of shares by our directors and senior officers may adversely affect the market price for our shares.

Sales of significant amounts of common shares held by our senior officers and directors, or the prospect of these sales, could adversely affect the market price of our common shares. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Our common shares and Common Share Purchase Warrants may be traded infrequently and in low volumes, which may negatively affect the ability to sell shares or warrants.

Our common shares and Common Share Purchase Warrants may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares or Common Share Purchase Warrants at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who can generate or influence sales volume, and that even if we came to the attention of such institutionally oriented persons, they tend to be risk-averse in this environment and would be reluctant to follow an early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more advanced and viable. Consequently, there may be periods of several days or more when trading activity in our shares or Common Share Purchase Warrants is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares or Common Share Purchase Warrants will develop or be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares or Common Share Purchase Warrants at or near bid prices or at all if you need money or otherwise desire to liquidate your shares or Common Share Purchase Warrants. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded in the over-the-counter market. These factors may have an adverse impact on the trading and price of our securities and could result in the loss by investors of all or part of their investment.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on foreign laws.

We are incorporated in the Province of British Columbia, Canada under The Corporations Act (British Columbia). We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, many of our directors and executive officers and the experts named in this prospectus reside outside the United States, and a significant amount of their assets are located outside the United States. As a result, service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the Canadian experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. In Canada, provincial and territorial reciprocal enforcement of judgments legislation sets out the procedure for registering foreign judgments and this procedure varies depending on the province or territory of the enforcing court. If a foreign judgment originates from a jurisdiction not captured by the applicable provincial or territorial reciprocal enforcement of judgments or enforcement of foreign judgments legislation, the foreign judgment may be capable of enforcement at common law and the party seeking to enforce the foreign judgment must commence new proceedings in the domestic or enforcing court. For more information regarding the relevant laws of Canada, see “Enforceability of Civil Liabilities.”

Holders of Common Share Purchase Warrants purchased in this offering will have no rights as common shareholders until such holders exercise their Pre-Funded Warrants or Common Share Purchase Warrants and acquire our common shares.

Until holders of Common Share Purchase Warrants acquire our common shares upon exercise thereof, such holders will have no rights with respect to our common shares underlying the Pre-Funded Warrants and Common Share Purchase Warrants. Upon exercise of the Pre-Funded Warrants or Common Share Purchase Warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The Common Share Purchase Warrants are speculative in nature.

The Common Share Purchase Warrants do not confer any rights of common share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price for a limited period of time. Following this offering, the market value of the Common Share Purchase Warrants, if any, is uncertain and there can be no assurance that the market value of the Common Share Purchase Warrants will equal or exceed their imputed offering price.

Our current structure may impact legal enforceability and make your ability to effect service of process more difficult.

We are a corporation existing under the laws of the Province of British Columbia therefore, no key directors or executive officers are residents of the United States. As a result, it may be difficult for you to effect service of process upon such persons to enforce against them judgments predicated upon civil liabilities provisions of the federal securities laws. It also may be difficult for you to enforce civil liabilities predicated upon such securities law in the actions brought in courts in jurisdictions outside of the United States.

If the Company were to constitute a “passive foreign investment company” or “PFIC” for its current tax year, adverse U.S. federal income tax consequences may result for U.S. investors

The Company believes that it was not a PFIC for its most recently completed tax year. No determination has been made by the Company with respect to its anticipated PFIC status for its current tax year. If the Company is a PFIC for any year during a U.S. taxpayer’s holding period of Common Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of its Common Shares, or any so-called ‘‘excess distribution’’ received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective QEF Election (as defined below) or a Mark-to-Market Election (as defined below). U.S. taxpayers should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC. Accordingly, prospective investors should assume that a QEF Election will not be available. A U.S. taxpayer that makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Certain U.S. Federal Income Tax Considerations — Passive Foreign Investment Company (“PFIC”) Rules.” Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact the Company and the value of the Securities

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of the Securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of the Securities. Additionally, states in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of the Securities is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of the Securities.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since March 31, 2025, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the consolidated capitalization and indebtedness of the Company as at March 31, 2025, the date of the Company’s most recently filed audited consolidated financial statements. This table should be read in conjunction with the consolidated financial statements of the Company and the related notes and management’s discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this Prospectus.

CAD$	As of March 31, 2025
Total Liabilities	3,248,777

Shareholders’ Equity:
Capital stock	45,666,733
Reserves	3,280,933
Deficit	(24,455,404)
Total equity	24,492,262

TOTAL CAPITALIZATION	27,741,039

USE OF PROCEEDS

After deducting the estimated underwriters’ discounts and offering expenses payable by us, we received net proceeds of approximately US$2.8 million from this offering, based on a public offering price of US$5.00 per Common Share Unit set forth on the cover page of this prospectus.

We planned to use the net proceeds of this offering as follows:

•	82.4% of the net proceeds (approximately US$2.225 million) for resource development activities such as drilling and soil sampling on our properties;

•	4.0% of the net proceeds (approximately US$0.108 million) for annual property payments, claim payments and royalty payments;

•	5.7% of the net proceeds (approximately US$0.154 million) for general corporate purposes such as salaries, consultant and director fees, accountants, transfer agents, public company fees, audit fees, travel, or other.

•	7.9% of the net proceeds (approximately US$0.213 million) for general business expenses. This would include items such as environmental, sustainability and governance (ESG) initiatives, and marketing and promotional efforts.

UNDERWRITING

ThinkEquity LLC is the representative for the several underwriters of this offering, or the representative. We entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we sold to the underwriters, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Common Share Units at the public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as listed next to its name in the following table:

Underwriter	Number of Common Share Units
ThinkEquity LLC	800,000
Total	800,000

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of the closing of this offering, permits the underwriters to purchase up to an aggregate of 120,000 Common Share Units and/or Pre-Funded Warrant Units, representing 15% of the Units sold in this offering. The over-allotment option purchase price to be paid per additional Common Share Unit and/or Pre-Funded Warrant Unit by the underwriter shall be equal to the public offering price of one Common Share Unit and/or one Pre-Funded Warrant Unit, as applicable, less underwriting discount. The underwriters did not exercise their over-allotment option which has expired.

Discounts and Reimbursement

The underwriters offered the Common Share Units to the public at the public offering price per Common Share Unit set forth on the cover page of this prospectus.

The following table summarizes the underwriting discounts, non-accountable underwriters’ expense allowance and proceeds, before expenses, to us:

	Per Common Share Unit		Offering without Over-Allotment Option		Offering with Over-Allotment Option(1)
Public offering price	US$	5.00	US$	4,000,000	US$	4,600,000
Underwriting discounts (7.15%)	US$	0.3575	US$	286,000	US$	328,900
Non-accountable expense allowance (1%)	US$	0.05	US$	40,000	US$	40,000
Proceeds, before expenses, to us	US$	4.5925	US$	3,674,000	US$	4,231,100

We have also agreed to pay certain of the representative’s expenses relating to the offering, including background checks of our directors and executive officers, the fees and expenses of the representative’s legal counsel, the Representative’s use of Ipreo’s book- building, prospectus tracking and compliance software for this offering, date services and communication expenses, and market making and trading, and cleating firm settlement expenses, for a total amount that shall not exceed $50,000. We have paid an expense deposit of $50,000 to the representative, which was applied against the representative’s accountable out-of-pocket expenses (in compliance with FINRA Rule 5110(f)(2)(C)) that are payable by us in connection with this offering.

We have paid ThinkEquity LLC a non-refundable advisory fee equal to $50,000 for corporate consulting services provided to us in connection with the restructure of our capitalization, management negotiation, and identification of our director candidates.

The total expenses of this offering payable by us, not including underwriting discounts and expenses, are approximately $830,000.

Representative’s Warrants

Upon the closing of this offering, we issued to the representative warrants to purchase 4,000 common shares, which equal in the aggregate to 5% of the total Units sold in this public offering (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at a per share exercise price of $6.25, equal to 125% of the public offering price per share sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-½-year period commencing six months after the date of commencement of sales of this offering. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the common shares underlying the Representative’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the effective date of the registration statement, of which the prospectus forms a part, in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement, of which the prospectus forms a part, related to this offering in compliance with FINRA Rule 5110(g)(8)(D).

The Representative’s Warrants and the common shares underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days beginning on the date of commencement of sales of this offering. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period beginning on the date of commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the common shares underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Right of First Refusal

Until eighteen (18) months from the closing of this offering, the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, sole financial advisor, sole underwriter and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity offerings for our company, or any successor to or any subsidiary of our company, including all equity linked financings, on terms customary to the representative. Notwithstanding the foregoing, if this offering raises gross proceeds of less than $8 million, then beginning on the six-month anniversary of the closing date of this offering, the right of first refusal not apply to flow-through offerings conducted exclusively in Canada at a price per share exceeding 120% of the then-applicable market price of the common shares, up to an aggregate of $5 million. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Lock-Up Agreements

We agreed that for a period of three (3) months from the commencement of the sale of this offering we would not, without the prior written consent of the representative and subject to certain exceptions, directly or indirectly:

·	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

·	file or caused to be filed any registration statement with SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares;

·	complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or

·	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common shares, whether any such transaction is to be settled by delivery of common shares or such other securities, in cash or otherwise.

Additionally, we agreed that for a period of 18 months after the closing of this offering we will not directly or indirectly in any “at-the-market”, continuous equity or variable rate transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the company, without the prior written consent of the representative.

In addition, each of our directors and officers and any other 5% or greater holder of outstanding common shares as of the date of this prospectus have agreed, for a period of six (6) months from the commencement of sale of this offering with respect to directors and officers (except for one director who has agreed for a period of three (3) months from the commencement of sale of this offering), and three (3) months from the commencement of sale of this offering for 5% or greater holder shareholders, that without the prior written consent of the representative and subject to certain exceptions, they would not directly or indirectly:

·	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

·	file or caused to be filed any registration statement with SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares;

·	complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or

·	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common shares, whether any such transaction is to be settled by delivery of common shares or such other securities, in cash or otherwise.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members. The underwriters may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while this offering is in progress.

Over-allotment transactions involve sales by the underwriters of common shares in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters are not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which it may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.

Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our common shares. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside The United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that no offers of securities will be in member states (“Member State”) of the European Economic Area (the “EEA”) other than:

•	to legal entities that are qualified investors as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors within the meaning of the Prospectus Regulation) subject to obtaining the prior consent of our company or any underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of common shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of common shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of common shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of common shares” in relation to any common shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Regulation in that Member State, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa), or CONSOB, pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy, other than:

•	to Italian qualified investors, or Qualified Investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 11971, as amended; and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

•	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

•	Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Canada

The securities may be sold in Canada only to purchasers, purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or are otherwise qualified under an applicable prospectus exemption available under applicable Canadian securities laws. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. Canadian purchasers should refer to any applicable provisions of the securities legislation of their province or territory for particulars of these rights or consult with a legal advisor.

DESCRIPTION OF COMMON SHARES

Our authorized share structure consists of an unlimited number of Common Shares without par value, of which 11,956,284 Common Shares were issued and outstanding as of June 12, 2025. All of the issued Common Shares are fully paid and non-assessable common shares in the capital of the Company. The Company does not own any of its Common Shares.

Holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Company, to attend and to cast one vote per share at such meetings. Holders of Common Shares are also entitled to receive on a pro rata basis such dividends, if any, as and when declared by our Board at its discretion from funds legally available therefor and upon the liquidation, dissolution, or winding up of the Company are entitled to receive on a pro rata basis, the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions, and conditions attaching to any other series or class of shares ranking senior in priority. Common Shares do not carry any pre-emptive, subscription, redemption, conversion rights, sinking fund provisions, liability to further capital calls by the Company, or provisions discriminating against any existing or prospective holder of Common Shares as a result of such shareholder owning a substantial number of Common Shares.

The rights of shareholders of the Company may be altered only with the approval of the holders of two thirds or more of the Common Shares voted at a meeting of the Company’s shareholders called and held in accordance with the Articles of the Company (the “Articles”) and applicable law.

DILUTION

If you invest in Units in this offering, your interest will be diluted to the extent of the difference between the public offering price per Common Share Unit and our net tangible book value per common share after this offering. Dilution results from the fact that the public offering price per Common Share Unit is substantially in excess of the net tangible book value per common share attributable to the existing shareholders for our presently outstanding common shares.

Our net tangible book value was approximately $24,492,262  (US$17,036,817), or approximately $2.35 (US$1.63) per common share, as of March 31, 2025 based on the number of common shares outstanding, after giving effect to the Share Consolidation. Our net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering.

After giving effect to our sale of 800,000 common shares in this offering (excluding the common shares issuable upon the exercise of the Common Share Purchase Warrants being offered in this offering) at a public offering price of US$5.00 per Common Share Unit, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $30,242,528 (US$21,036,817) or approximately $2.90 (US$2.02) per share after giving effect to the Share Consolidation. This amount represents an immediate increase in pro forma net tangible book value of $0.50 (US$0.37) per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $3.75 (US$2.76) per share to purchasers of our common shares in this offering, as illustrated in the following table.

Public offering price per Common Share Unit	US$	5.00
Net tangible book value per common share at March 31, 2025	US$	1.87
Increase in net tangible book value per common share to the existing shareholders	US$	0.37
Pro forma net tangible book value per common share after this offering	US$	2.24
Dilution in net tangible book value per common share to new investors in this offering	US$	2.76

The tables above exclude the following shares:

•	333,500 common shares issuable upon the exercise of outstanding options under our Stock Option Plan (2023) at a weighted average exercise price of C$7.38 (approximately US$5.44) per share.

•	1,141,592 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of C$7.14 (approximately US$5.26) per share;

•	9,036 common shares issuable upon the exercise of outstanding agents warrants at a weighted average exercise price of C$7.61 (approximately US$5.61) per share; and

•	up to 40,000 common shares issuable upon exercise of the representative’s warrants issued in connection with this offering.

To the extent that outstanding options or warrants, or the Common Stock Purchase Warrants offered in this offering, are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

DESCRIPTION OF SHARE CAPITAL

General

The following is a description of the material terms of our share capital as set forth in our articles of incorporation, as amended, and as further amended in connection with this offering, and certain related sections of the BCBCA. For more detailed information, please see our articles of incorporation and amendments thereto, which are filed as exhibits to the registration statement of which this prospectus forms a part.

As of June 12, 2025 we had 19 shareholders of record, holding 11,956,284 common shares issued and outstanding, of which 849,128 shares (approximately 7.101%) were held by shareholders of record located in the United States.

Share Capital

Under our articles of incorporation, the holders of our common shares are entitled to one vote for each share held at any meeting of the shareholders. The holders of our common shares are entitled to receive dividends as and when declared by our board of directors. In the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our common shares are entitled to share pro rata in the distribution of the balance of our assets.

All common shares outstanding after completion of this offering will be fully paid and non-assessable and are not subject to any pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital.

Warrants

All of the Company’s outstanding warrants were granted in connection with private placements and each warrant can be exercised for one common share. None of the warrants have a cashless exercise feature thus no issuance of common shares would occur if the market price is less than the exercise price. As of July 25, 2024, there are 1,438,153 warrants issued and outstanding.

Options

The Company follows the policies of the Canadian Securities Exchange under which it is authorized to grant options to executive officers and directors, employees, and consultants enabling them to acquire up to 10% of the issued and outstanding common shares of the Company. As of July 25, 2024, there are currently 281,000 stock options issued and outstanding. Under the policies, the exercise price of each option may not be less than the market price of the Company’s stock as calculated on the day before the date of grant. The options can be granted for a maximum term of ten years. The options shall be subject to such vesting requirements, if any, as may be determined by the board from time to time provided that options granted to consultants performing “investor relation activities” must vest in stages over 12 months with no more than ¼ of the options granted vesting in any six month period. See “Management— Our 2021 Stock Option Plan.”

Common Share Purchase Warrants to be Issued in this Offering

The following is a brief summary of certain terms and conditions of the Common Share Purchase Warrants to be issued in this offering and are subject in all respects to the provisions contained in the Common Share Purchase Warrants.

Form. You should review a copy of the form of Common Share Purchase Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Common Share Purchase Warrants.

Exercisability. The Common Share Purchase Warrants are exercisable at any time after their original issuance, and at any time up to the date that is five years after their original issuance. The Common Share Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Common Share Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Common Share Purchase Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Common Share Purchase Warrant. No fractional common shares will be issued in connection with the exercise of a Common Share Purchase Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Share Purchase Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance, 9.99%) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Share Purchase Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days' prior notice from the holder to us.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the Common Share Purchase Warrants is expected to be US$ per common share, representing 125% of the public offering price per Common Share Unit. The exercise price is also subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common shares to the holder upon exercise of the Common Share Purchase Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Common Share Purchase Warrants.

Transferability. Subject to applicable laws, the Common Share Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Common Share Purchase Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the Common Share Purchase Warrants will be entitled to receive upon exercise of the Common Share Purchase Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Share Purchase Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Common Share Purchase Warrants or by virtue of such holder's ownership of shares of our common shares, the holder of a Common Share Purchase Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Common Share Purchase Warrant.

TRADING

The Company’s Common Shares are listed for trading on Nasdaq under the stock symbol “FMST” and listed for trading on the CSE under the stock symbol “FAT”.

Certain Company warrants are listed and posted for trading on Nasdaq under the symbol “FMSTW”.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an offering and the net tangible book value per share of Common Shares immediately after an offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an itemization of our total expenses, excluding underwriting discounts and non-accountable expense allowance, which were incurred in connection with the offer and sale of the common shares by us. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

	Amount
SEC registration fee	US$	1,601
FINRA filing fee		3,088
Nasdaq listing fee		50,000
Accounting fees and expenses		70,000
Legal fees and expenses		665,000
Transfer agent fees and expenses		5,000
Printing fees and expenses		25,000
Miscellaneous		10,000
TOTAL	US$	829,689

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, common shares pursuant to this prospectus and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (which we collectively refer to as the Canadian Tax Act), (i) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (ii) deals at arm’s length with us; (iii) is not affiliated with us; (iv) does not use or hold, and is not deemed to use or hold, common shares, Common Share Purchase Warrants or Pre-Funded Warrants in a business or part of a business carried on in Canada; (v) has not entered into, with respect to the common shares, Common Share Purchase Warrants, Pre-Funded Warrants, a “derivative forward agreement”, as that term is defined in the Canadian Tax Act and (vi) holds the common shares, Common Share Purchase Warrants or Pre-Funded Warrants as capital property (which we refer to as a Non-Canadian Holder). This summary does not apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank”, as that term is defined in the Canadian Tax Act. Such Non-Canadian Holders should consult their tax advisors for advice having regards to their particular circumstances.

This summary is based on the current provisions of the Canadian Tax Act and the Canada-United States Tax Convention, as amended or the Canada-U.S. Tax Treaty, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. It takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (which we refer to as the Proposed Amendments) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, Common Share Purchase Warrants and Pre-Funded Warrants must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends, capital gains or capital losses realized by a Non-Canadian Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.

Allocation of Cost

For Canadian federal income tax purposes, Non-Canadian Holders will be required to allocate on a reasonable basis their cost of each Common Share Unit between the common share and the Common Share Purchase Warrant in order to determine their respective adjusted cost bases for purposes of the Canadian Tax Act. For our purposes, we intend to allocate US$4.99 to each common share and US$0.01 to each Common Share Purchase Warrant. Although we believe that our allocation is reasonable, it is not binding on the Canadian tax authorities or a Non-Canadian Holder

The adjusted cost base to a Non-Canadian Holder of each common share comprising a part of a Common Share Purchase Warrant acquired pursuant to this offering will be determined by averaging the cost of such common share with the adjusted cost base to such Holder of all other common shares (if any) held by the Non-Canadian Holder as capital property immediately prior to the acquisition. For Canadian federal income tax purposes, Non-Canadian Holders will be required to allocate on a reasonable basis their cost of each Pre-Funded Warrant Unit between the Pre-Funded Warrant and the Common Share Purchase Warrant in order to determine their respective adjusted cost bases for purposes of the Canadian Tax Act. For our purposes, we intend to allocate US$4.98 to each Pre-Funded Warrant and US$0.01 to each Common Share Purchase Warrant. Although we believe that our allocation is reasonable, it is not binding on the Canadian tax authorities or a Non-Canadian Holder.

Exercise of Common Share Purchase Warrants and Pre-Funded Warrants

No gain or loss will be realized by a Non-Canadian Holder upon the exercise of a Common Share Purchase Warrant or Pre-Funded Warrant to acquire a common share. When a Common Share Purchase Warrant or Pre-Funded Warrant is exercised, the Non-Canadian Holder’s cost of the common share acquired thereby will be the aggregate of the Non-Canadian Holder’s adjusted cost base of such Common Share Purchase Warrant or Pre-Funded Warrant, as the case may be, and the exercise price paid for the common share. The Non-Canadian Holder’s adjusted cost base of the common share so acquired will be determined by averaging such cost with the adjusted cost base (determined immediately before the acquisition of that common share) to the Non-Canadian Holder of all common shares owned by the Non-Canadian Holder as capital property immediately prior to such acquisition.

Expiry of Common Share Purchase Warrants

As discussed below in “Dispositions”, the expiry of an unexercised Common Share Purchase Warrant will result in a capital loss to a Non-Canadian Holder equal to the Non-Canadian Holder’s adjusted cost base of such Common Share Purchase Warrant immediately prior to its expiry or termination if such expired Common Share Purchase Warrants constitute taxable Canadian property for the purposes of the Canadian Tax Act to that Canadian Holder at the time of expiry.

Dividends on Common Shares

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of all of the issued voting shares). We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account. Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a common share, Common Share Purchase Warrant or Pre-Funded Warrant, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless (i) the common shares, Common Share Purchase Warrants or Pre-Funded Warrants, as the case may be, are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition; and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the common shares, Common Share Purchase Warrants and Pre-Funded Warrants will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the common shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes Nasdaq and the CSE unless at any particular time during the 60-month period that ends at that time:

•	at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and

•	more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of : (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, common shares could be deemed to be “taxable Canadian property.”

A Non-Canadian Holder’s capital gain (or capital loss) of a disposition or deemed disposition of common shares, Common Share Purchase Warrants or Pre-Funded Warrants, that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Canadian Tax Act) generally will be computed and taxed as though the Non-Canadian Holder were a resident of Canada for purposes of the Canadian Tax Act. Such Non-Canadian Holder may be required to report the disposition or deemed disposition of common shares, Common Share Purchase Warrants or Pre-Funded Warrants by filing a tax return in accordance with the Canadian Tax Act. Non-Canadian Holders whose common shares, Common Share Purchase Warrants or Pre-Funded Warrants may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Dorsey & Whitney LLP, which is attached as Exhibit 8.1 to the Registration Statement of which this Prospectus forms a part, the following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Common Share Units or Pre-Funded Warrant Units acquired pursuant to this offering, the acquisition, ownership, and disposition of common shares acquired as part of the Common Share Units, the acquisition, ownership and disposition of Pre-Funded Warrants acquired as part of the Pre-Funded Warrant Units, the exercise, disposition, and lapse of Common Share Purchase Warrants acquired as part of the Common Share Units or the Pre-Funded Warrant Units, the acquisition, ownership, and disposition of common shares received upon exercise of the Pre-Funded Warrants, and the acquisition, ownership and disposition of common shares received upon exercise of the Common Share Purchase Warrants (as used in this summary, the “Warrant Shares”), all as acquired pursuant to this offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership and disposition of Common Share Units or Pre-Funded Warrant Units acquired pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Canada-U.S. Tax Treaty, and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Share Units, Pre-Warrant Funded Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares as acquired pursuant to this offering, that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares that is not a U.S. Holder or an entity classified as a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal, state or local tax consequences to non-U.S. Holders arising from or relating to the acquisition, ownership and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, state or local and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to the alternative minimum tax; (i) are subject to special tax accounting rules with respect to the Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares; (j) are partnerships or other “pass-through” entities (and partners or other owners thereof); (k) are S corporations (and shareholders thereof); (l) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (m) hold Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (n) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Common Share Units or Pre-Funded Warrant Units

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Common Share Unit will be treated as the acquisition of one common share and one Common Share Purchase Warrant. The purchase price for each Common Share Unit will be allocated between these two components in proportion to their relative fair market values at the time the Common Share Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Common Share Unit will establish a U.S. Holder's initial tax basis for U.S. federal income tax purposes in the common share and one Common Share Purchase Warrant that comprise each Common Share Unit.

For this purpose, we will allocate US$ of the purchase price for the Common Share Unit to the common share and US$ of the purchase price for each Common Share Unit to the Common Share Purchase Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Common Share Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Common Share Units.

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Pre-Funded Warrant Unit will be treated as the acquisition of one Pre-Funded Warrant and one Common Share Purchase Warrant. The purchase price for each Pre-Funded Warrant Unit will be allocated between these two components in proportion to their relative fair market values at the time the Pre-Funded Warrant Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Pre-Funded Warrant Unit will establish a U.S. Holder's initial tax basis for U.S. federal income tax purposes in the Pre-Funded Warrant and one Common Share Purchase Warrant that comprise each Pre-Funded Warrant Unit.

For this purpose, we will allocate US$4.98 of the purchase price for the Pre-Funded Warrant Unit to the Pre-Funded Warrant and US$0.01 of the purchase price for each Pre-Funded Warrant Unit to the Common Share Purchase Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Pre-Funded Warrant Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Pre-Funded Warrant Units.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe that a Pre-Funded Warrant should be treated as a separate class of our common shares for U.S. federal income tax purposes and a U.S. Holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of common shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the common shares received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the common shares received upon exercise, increased by the exercise price of $0.01 per common share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire common shares. If so, the amount and character of a U.S. Holder's gain with respect to an investment in Pre-Funded Warrants could change, and a U.S. Holder may not be entitled to make the "QEF Election" or "Mark-to-Market Election" described below with respect to the Pre-Funded Warrants to mitigate PFIC consequences in the event that we are classified as a PFIC. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Passive Foreign Investment Company Rules

If we were to constitute a “passive foreign investment company” or “PFIC” for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares. We believe we were a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for our most recently completed taxable year and based on the nature of our business, the projected composition of our gross income and the projected composition and estimated fair market values of our assets, we expect to be a PFIC for our current taxable year and may be a PFIC in subsequent tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any of our non-U.S. subsidiaries) concerning our (or its) PFIC status. Each U.S. Holder should consult its own tax advisors regarding our PFIC status of the PFIC status of each of our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income in such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax as described below under “Default PFIC Rules Under Section 1291 of the Code” on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Share Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares will depend on whether such U.S. Holder makes a "qualified electing fund" or "QEF" election (a "QEF Election") with respect to the common shares, Pre-Funded Warrants or Warrant Shares or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to common shares or Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a "Non-Electing U.S. Holder") will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares; and (b) any “excess distribution” received on the common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares of a PFIC (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on common shares, Pre-Funded Warrants and Warrant Shares or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder (including a constructive distribution on the Common Share Purchase Warrants), must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to common shares, Pre-Funded Warrants and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such common shares, Pre-Funded Warrants and Warrant Shares were sold on the last day of the last tax year for which we were a PFIC. No such election, however, may be made with respect to the Common Share Purchase Warrants

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Common Share Purchase Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the Common Share Units. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares, Pre-Funded Warrants and common shares under the PFIC rules and the applicable elections differently.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares or Pre-Funded Warrants begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares or Pre-Funded Warrants. However, a U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares or Pre-Funded Warrants to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares or Pre-Funded Warrants.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the common shares or Pre-Funded Warrants in which we are a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as the Common Share Purchase Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder of common shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder's Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder makes a "purging" or "deemed sale" election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value. As a result of the "purging" or "deemed sale" election, the U.S. Holder will have a new basis and holding period in the Warrant Shares acquired upon the exercise of the Common Share Purchase Warrants for purposes of the PFIC rules. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Common Share Purchase Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Common Share Purchase Units, Pre-Funded Warrant Units, common shares, Pre-Funded Warrants, Common Share Purchase Warrants, and Warrant Shares.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares, Pre-Funded Warrants or Warrant Shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to common shares and Warrant Shares only if the common shares and Warrant Shares are marketable stock. The common shares and Warrant Shares generally will be “marketable stock” if the common shares and Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

Any Mark-to-Market Election made by a U.S. Holder for the common shares will also apply to such U.S. Holder's Warrant Shares. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to common shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder's holding period for Warrant Shares includes the period during which such U.S. Holder held the Common Share Purchase Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder's holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Common Share Units or Pre-Funded Warrant Units, as applicable. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received upon the exercise of the Common Share Purchase Warrants. However, the general mark-to-market rules will apply to subsequent tax years.

Any Mark-to-Market Election made by a U.S. Holder for the common shares will also apply to such U.S. Holder's common shares received upon exercise of a Pre-Funded Warrant. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to common shares, any common shares received upon exercise of a Pre-Funded Warrant will automatically be marked-to-market in the year of exercise. Because a U.S. Holder's holding period for common shares received upon exercise of a Pre-Funded Warrant should include the period during which such U.S. Holder held the Pre-Funded Warrant, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to such common shares after the beginning of such U.S. Holder's holding period for such common shares unless such common shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Pre-Funded Warrant Units. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which such common shares are received upon the exercise of the Pre-Funded Warrants. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares and any Warrant Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such common shares and any Warrant Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the common shares and any Warrant Shares, over (b) the fair market value of such common shares and any Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares and Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares and Warrant Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares and Warrant Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares and Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares, Pre-Funded Warrants, Common Share Purchase Warrants and Warrant Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares, Pre-Funded Warrants, Common Share Purchase Warrants, and Warrant Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares.

In addition, a U.S. Holder who acquires common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares from a decedent will not receive a “step up” in tax basis of such common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules (including the availability and advisability of making a QEF Election or Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares, and the availability of certain U.S. tax elections under the PFIC rules.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Common Share Purchase Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the Common Share Purchase Warrants but is subject in its entirety to the special rules described above under the heading "Passive Foreign Investment Company Rules."

Exercise of Common Share Purchase Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Common Share Purchase Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder's initial tax basis in the Warrant Share received on the exercise of a Common Share Purchase Warrant should be equal to the sum of (a) such U.S. Holder's tax basis in such Common Share Purchase Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Common Share Purchase Warrant. It is unclear whether a U.S. Holder's holding period for the Warrant Share received on the exercise of a Common Share Purchase Warrant would commence on the date of exercise of the Common Share Purchase Warrant or the day following the date of exercise of the Common Share Purchase Warrant. If we are a PFIC, a U.S. Holder's holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Common Share Units or Pre-Funded Warrant Units, as applicable.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Common Share Purchase Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Common Share Purchase Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Common Share Purchase Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Share Purchase Warrants.

Disposition of Common Share Purchase Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Common Share Purchase Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in the Common Share Purchase Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Share Purchase Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Common Share Purchase Warrants Without Exercise

Upon the lapse or expiration of a Common Share Purchase Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder's tax basis in the Common Share Purchase Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Share Purchase Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Common Share Purchase Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Common Share Purchase Warrants, or an adjustment to the exercise price of the Common Share Purchase Warrants, may be treated as a constructive distribution to a U.S. Holder of the Common Share Purchase Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in the "earnings and profits" or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Common Share Purchase Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Share Purchase Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at "Distributions on Common Shares, Pre-Funded Warrants and Warrant Shares" below).

General Rules Applicable to the Ownership and Disposition of Common Shares, Pre-Funded Warrants and Warrant Shares

The following discussion is subject, in its entirety, to the rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Common Shares, Pre-Funded Warrants and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share, Pre-Funded Warrant or Warrant Share (as well as any constructive distribution on a Common Share Purchase Warrant) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or were a PFIC for the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares, Pre-Funded Warrants or Warrant Shares and thereafter as gain from the sale or exchange of such common shares, Pre-Funded Warrants or Warrant Shares. (See “Sale or Other Taxable Disposition of Common Shares, Pre-Funded Warrants and/or Warrant Shares” below). However, we do not intend to maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by us with respect to common shares, Pre-Funded Warrants or Warrant Shares will constitute ordinary dividend income. Dividends received on common shares, Pre-Funded Warrants or Warrant Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Treaty or the common shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, in respect of common shares, Pre-Funded Warrants or Warrant Shares generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares, Pre-Funded Warrants and/or Warrant Shares

Upon the sale or other taxable disposition of common shares, Pre-Funded Warrants or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such common shares, Pre-Funded Warrants or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the common shares, Pre-Funded Warrants or Warrant Shares have been held for more than one year.

Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the common shares, Pre-Funded Warrants, or Warrant Shares (or constructive dividends on the Common Share Purchase Warrants) will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of Canada-U.S. Tax Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares, Pre-Funded Warrants or Warrant Shares (or constructive dividends on the Common Share Purchase Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of common shares, Pre-Funded Warrants, Common Share Purchase Warrants or Warrant Shares will generally be subject to information reporting and backup withholding tax if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARE UNITS, PRE-FUNDED UNITS, COMMON SHARES, PRE-FUNDED WARRANTS, COMMON SHARE PURCHASE WARRANTS, AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Securities described in this Prospectus. This Prospectus, which constitutes a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our Securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our office at 750 West Pender Street, Suite 250 Vancouver, British Columbia, Canada V7Y 1K3 during normal business hours.

EXPERTS

Our consolidated financial statements as of March 31, 2025 and March 31, 2023 for the periods then ended included by reference in this prospectus, have been audited by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of Davidson & Company LLP are located at 609 Granville St #1200, Vancouver, BC V7Y 1G6, Canada.

Our consolidated financial statements as of March 31, 2024 and for the period then ended included by reference in this prospectus, have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of MNP LLP are located at 2200 - 1021 West Hastings Street Vancouver, BC, V6E 0C3.

LEGAL MATTERS

Unless otherwise specified in the Prospectus relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Farris LLP with respect to matters of Canadian law and by Dorsey & Whitney LLP with respect to matters of United States law.

INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

Foremost Clean Energy Ltd.

PROSPECTUS

ThinkEquity

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued and sold the below securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. We believe that our issuances of options to our employees, directors, officers and consultants were exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act.

During the year ended March 31, 2025, the Company:

a)	closed a non-brokered private placement issuing 247,471 flow-through units consisting of one flow-through common share and one non-flow-through common share purchase warrant at $5.88 per unit for gross proceeds of $1,455,129.

b)	issued 28,818 common shares at a value of $100,000 as part of the annual payment due under the Peg North Property option agreement.

c)	issued 12,106 common shares at a value of $50,000 as a part of the acquisition payments for the Jean Lake option agreement.

d)	issued 1,795,492 common shares at a value of $6,716,449 pursuant to the acquisition of Athabasca Property.

e)	closed a brokered private placement issuing 1,473,000 units consisting of one common share and one common share purchase warrant at $3.00 per unit for gross proceeds of $4,419,000, of which $368,250 was allocated to the warrant component of the unit and recorded in reserves. Each warrant is exercisable by the holder to purchase an additional common share at a price of $4.00 until November 14, 2026.

f)	issued 1,022,500 flow-through units consisting of one flow-through common share and one flow-through common share purchase warrant for $3.50 per unit for gross proceeds of $3,578,750. Each warrant is exercisable by the holder to purchase an additional common share at a price of $4.00 until November 14, 2026.

g)	issued 550,000 charitable flow-through units consisting of one charitable flow-through common share and one non-flow-through common share purchase warrant for $4.55 per unit for gross proceeds of $2,502,500, of which $137,500 was allocated to the warrant component of the unit and recorded in reserves. Each warrant is exercisable by the holder to purchase an additional common share at a price of $4.00 until November 14, 2026.

h)	issued 82,570 common shares pursuant to RSU settlement resulting in reallocation of share-based reserves of $224,591 from reserves to share capital.

During the year ended March 31, 2024, the Company:

a)	closed Tranche 1 of 2 on a non-brokered private placement issuing 188,651 flow-through units consisting of one flow-through common share and one non-flow-through share purchase warrant at $5.88 per unit for gross proceeds of $1,109,268 and 152,941 non-flow-through units consisting of one non-flow-through common share and one non-flow-through share purchase warrant at $3.40 per unit for gross proceeds of $520,000. The warrants are exercisable into common shares at a price of $4.00 until March 13, 2026. The Warrants will be subject to an accelerated expiry, if, at any time following the date of issuance, the volume weighted average trading price of the Shares on the Canadian Securities Exchange is or exceeds $6.00 for any 14 consecutive trading days.

b)	issued 10,700 common shares at a value of $85,600 as part of the acquisition payments for the Lac Simard South option agreement.

c)	issued 13,072 common shares at a value of $100,000 as part of the acquisition payments for the Peg North option agreement.

d)	issued 6,128 common shares at a value of $50,000 as part of the acquisition payments for the Jean Lake option agreement.

e)	issued 30,900 common shares at a value of $187,872 to a non-related consulting firm for services.

f)	issued 36,000 common shares upon exercise of options for gross proceeds of $131,400.

During the year ended March 31, 2023, the Company:

a)	issued 13,000 common shares upon exercise of options for gross proceeds of $77,750.

b)	issued 212,750 common shares upon exercise of warrants for gross proceeds of $1,059,017.

c)	issued 10,526 common shares at a value of $100,000 as part of the acquisition payments for the Peg North Option Agreement.

d)	issued 364 common shares at a value of $2,454 as part of the acquisition payments for the Jol Lithium Option Agreement.

e)	closed a non-brokered private placement of 97,753 flow-through common shares at $17.00 per common shares for gross proceeds of $1,661,807. Cash finder’s fees of $99,624 were paid on the financings and the Company issued 5,765 share purchase finders warrants (valued at $22,000). Each finders warrant entitles the holder to purchase one common share at a price of $10.00 for a two-year period.

f)	issued 6,705 common shares at a value of $50,000 as part of the acquisition payments for the Jean Lake Option Agreement.

g)	issued 20,000 common shares valued at $355,000 pursuant to a PSU redemption to a related party.

Item 8. Indemnification of Directors and Officers.

Section 160 of the BCBCA authorizes companies to indemnify past and present directors and officers of the company and certain other individuals for judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, or expenses incurred related to (including costs, charges and expenses including legal and other fees), proceedings in which they are or may be joined as a party or are or may be liable for or in respect of by reason of their being or having been a director or officer, unless, among other things, such individual did not act honestly and in good faith with a view to the best interests of the company or, in the case of an eligible proceeding other than a civil proceeding, if such individual did not have reasonable grounds for believing his or her conduct in respect of which the proceeding was brought was lawful. In the case of a suit by or on behalf of the corporation or an associated corporation, the company must neither indemnify the individual nor pay the expenses of the individual in respect of the proceeding, except with prior court approval.

Our Articles provide that we may indemnify past and present directors against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonable incurred by such person in respect of that proceeding.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacities.

Item 9. Exhibits.

(a) The following documents are filed as part of this registration statement:

Exhibit No.	Description
1.1+	Form of Underwriting Agreement
3.1+	Articles of Incorporation of Foremost Lithium Resource & Technology Ltd.
4.1+	Form of Unit Warrant
4.2+	Form of Finder’s Warrant
4.3+	Form of Representative’s Warrant
4.4+	Form of Common Share Purchase Warrant
4.5+	Form of Pre-Funded Warrant
4.6+	Warrant Agency Agreement
5.1+	Opinion of Farris LLP regarding the legality of the common shares
5.2+	Opinion of Dorsey & Whitney LLP
8.1+	Tax Opinion of Dorsey & Whitney LLP
10.1+	Option Agreement by and between the Company, Top Notch Marketing Ltd., R. Ross Blusson, and Double-U-Em Investments Ltd. dated April 28, 2016
10.2+	Option Agreement by and between the Company and Strider Resources Limited, dated August 4, 2016
10.3+	Amendment to Option Agreement by and between the Company, Top Notch Marketing Ltd., and Double-U-Em Investments Ltd. Dated April 28, 2017
10.4+	Option Agreement by and between the Company and Strider Resources Limited, dated September 20, 2017
10.5+	Option Agreement by and between the Company and 92 Resources Corp. dated February 28, 2018
10.6+	Stock Option Agreement dated January 15, 2021, by and between the Company and David Edmondson
10.7+	Option Agreement by and between the Company and Mount Morgan Resources Ltd., dated July 30, 2021
10.8+	Company Stock Option Plan (2021)
10.9+	Promissory Note to Jason Barnard and Christina Barnard, dated May 10, 2022
10.10+	General Security Agreement by and between the Company and Jason Barnard and Christina Barnard, dated May 10, 2022
10.11+	Mineral Property Acquisition Agreement by and between the Company and Mae de Graff, dated June 9, 2022
10.12+	Option Agreement by and between the Company and Strider Resources Limited, dated June 28, 2022
10.13+†	Employment Agreement between Jason Barnard, and the Company dated May 10, 2023
10.14+†	Consulting Agreement between C. Driver Ltd and the Company dated December 15, 2022
10.15+	Amendment to Promissory Note to Jason Barnard and Christina Barnard, dated May 1, 2023
21.1+	List of Subsidiaries
23.1*	Consent of MNP LLP
23.2*	Consent of Davidson & Company LLP
23.3+	Consent of Farris LLP (included in Exhibit 5.1)
23.4+	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)
23.5+	Consent of Mark Fedikow related to the Zoro Lithium Project
23.6+	Consent of Scott Zelligan related to the Zoro Lithium Project
96.1+	Technical Report Summary (Zoro Lithium Project)
107+	Filing Fee Table

*	Filed herewith
+	Indicates a document previously filed with the Commission
†	Indicates management contract or compensatory plan or arrangement

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada, on this 7th day of July, 2025.

FOREMOST CLEAN ENERGY LTD.

By:	/s/ Jason Barnard
Jason Barnard
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Jason Barnard
Jason Barnard	Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2025

/s/ *
Shim Dong	Chief Financial Officer (Principal Financial and Accounting Officer)	July 7, 2025

/s/ *
Douglas Mason	Chairman and Director	July 7, 2025

/s/ *
Andrew Lyons	Director	July 7, 2025

/s/
David Cates	Director

/s/
Amanda Willett	Director

* By:	/s/ Jason Barnard
Name:	Jason Barnard
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Foremost Clean Energy Ltd., has signed this registration statement on July 7, 2025.

Authorized United States Representative

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.